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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
NeoRx Corporation:

We consent to the use of our report incorporated by reference herein.

/S/ KPMG LLP
Seattle, Washington
May 30, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS